================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                 Civic BanCorp
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 7, 1998

To the Shareholders of Civic BanCorp:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Civic BanCorp will be held at 2101 Webster Street, 1st Floor, Oakland, California on May 7, 1998 at 4:00 p.m., for the following purposes:

  1. Electing directors to serve for ensuing year.

  2. Approving an increase in the number of shares available for grants of stock options.

  3. Ratification of the Board of Directors' selection of KPMG Peat Marwick LLP as independent accountants for the year 1998; and

  4. Transacting such other business as may properly come before the meeting or any adjournment thereof.

  The close of business on March 10, 1998 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting or any adjournment thereof.

  Whether or not you plan to attend the meeting, you may vote by completing, signing and returning the enclosed proxy card promptly. Your proxy card may be revoked at any time prior to the time it is voted.

                                          By Order of the Board of Directors

                                          Herbert C. Foster
                                          President and Chief Executive
                                           Officer

April 2, 1998
(Approximately mailing date of proxy materials)

                       Place and Time of Annual Meeting

                        2101 Webster Street, 1st Floor
                           Oakland, California 94612
                                   4:00 p.m.

                                PROXY STATEMENT
                                      OF
                                 CIVIC BANCORP

                              2101 WEBSTER STREET
                           OAKLAND, CALIFORNIA 94612

                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1998

                                 INTRODUCTION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Civic BanCorp (the "Company"), a California corporation, for use at the Annual Meeting of Shareholders to be held on May 7, 1998 at 4:00 p.m. at 2101 Webster Street, 1st floor, Oakland, California, and any adjournment thereof. These proxy materials were mailed to shareholders on or about April 2, 1998.

                            PURPOSE OF THE MEETING

  The meeting is to be held for the purpose of:

  1. Electing twelve (12) directors (the entire Board of Directors).

  2. Approving an increase in the number of shares available for grants of stock options.

  3. Ratifying the selection of KPMG Peat Marwick LLP as independent public accountants for the year 1998.

  4. Acting upon such other business as may properly come before the meeting or any adjournment thereof.

                      GENERAL PROXY STATEMENT INFORMATION

REVOCABILITY OF PROXIES

  Any shareholder giving the enclosed proxy has the right to revoke it at any time before it is exercised by filing with the Company's Secretary, Carolyn Lashbrook, a written notice of revocation or by presenting at the meeting a duly executed proxy bearing a later date. A shareholder may also revoke the proxy by attending the meeting and electing to vote in person before any vote is taken.

SOLICITATION OF PROXIES

  This proxy solicitation is made by the Board of Directors of the Company and the cost of the solicitation is being borne by the Company. Solicitation is being made by this Proxy Statement and may also be made by employees of the Company who may communicate with shareholders or their representatives in person, by telephone or by additional mailings in connection with proxies, although no employee will be specifically engaged for that purpose.

OUTSTANDING SECURITIES AND VOTING RIGHTS

  As of March 10, 1998, the Company had 4,624,320 shares of common stock, no par value, issued and outstanding, held by approximately 1,100 shareholders. Only those shareholders of record of the Company's common stock as of the record date, March 10, 1998 will be entitled to notice of and to vote in person or by proxy at the meeting or any adjournment thereof, unless a new record date is set for an adjourned meeting.

  Each share of common stock is entitled to one vote at the annual meeting, except with respect to the election of directors. In elections for directors, California law provides that a shareholder, or his or her proxy, may cumulate votes; that is, each shareholder has a number of votes equal to the number of shares owned, multiplied by the number of directors to be elected, and the shareholder may cumulate such votes for a single candidate, or distribute such votes among as many candidates as he or she deems appropriate. However, a shareholder may cumulate votes only for a candidate or candidates whose names have been properly placed in nomination prior to the voting, and only if the shareholder has given notice at the meeting, prior to the voting, of his or her intention to cumulate votes for the candidates in nomination. The proxy holders are given, under the terms of the proxy, discretionary authority to cumulate votes represented by shares for which they are named proxy.

  In the election of directors, the twelve (12) candidates receiving the highest number of votes will be elected. Ratification and approval of Proposal Two to increase the number of shares available for grants of stock options requires the affirmative vote of holders of a majority of the outstanding shares of Civic BanCorp's common stock. Ratification of the selection of KPMG Peat Marwick LLP as independent public accountants requires the affirmative vote of a majority of the issued and outstanding shares of common stock represented and voting at the meeting. Broker non-votes and abstentions will not be counted, except for quorum purposes, and will have no effect on the election of directors and on Proposal Three, (ratification of the selection of accountants). In determining whether the requisite shareholder approval has been received on Proposal Two (increasing the number of shares for which options may be granted), broker non-votes will have the same effect as a vote against the matter.

  If the enclosed proxy is completed in the appropriate spaces, signed, dated and returned, the proxy will be voted as specified in the proxy. If no specification is made, it will be voted FOR the election of directors nominated by management, FOR approval to increase the number of shares available for grants of stock options, FOR ratification of KPMG Peat Marwick LLP as independent public accountants, and will be voted on such other matters as may come before the meeting at the discretion of the proxy holders.

  Management of the Company is not aware of any other matters to come before the meeting, and recommends that the shareholders vote FOR the election of the directors nominated by management, FOR ratification and approval to increase the number of shares available for grants of stock options, FOR ratification of KPMG Peat Marwick LLP as independent public accountants.

PRINCIPAL SHAREHOLDERS

  No persons are known to management to have, directly or indirectly, more than 5% of the Company's issued and outstanding shares of common stock as of March 10, 1998 other than as follows:

                                                           AMOUNT OF
                     NAME AND ADDRESS                      BENEFICIAL PERCENT OF
                   OF BENEFICIAL OWNER                     OWNERSHIP    CLASS
                   -------------------                     ---------- ----------
C. Donald Carr............................................  723,729      15.7%
 1001 Dry Creek Road
 Napa, CA 94558
Paul R. Handlery..........................................  368,742       8.0%
 C/O Handlery Hotels
 180 Geary Street
 San Francisco, CA 94108
Heine Securities Corporation..............................  300,209       6.5%
 51 JFK Parkway
 Short Hills, NJ 07078
Dimensional Fund Advisors, Inc............................  250,530       5.4%
 1299 Ocean Avenue, 11th Floor
 Santa Monica, CA 90401

PROPOSALS OF SHAREHOLDERS

  Under certain circumstances, shareholders are entitled to present proposals at shareholders' meetings, provided that the proposal is submitted in a timely manner and in a form that complies with applicable regulations. For any such shareholder proposal to be included in the proxy statement to be prepared for next year's annual meeting, the shareholder must submit the proposal prior to December 4, 1998 in a form that complies with applicable regulations. Submission of a proposal does not guarantee its inclusion in a proxy statement or its presentation at a shareholder meeting. Shareholder proposals are subject to regulation under Federal securities laws.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 1997 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                                1. PROPOSAL ONE
                             ELECTION OF DIRECTORS

  The Bylaws of the Company provide that the number of directors shall be not less than eleven (11) nor more than twenty (20). By resolution the Board of Directors has fixed the number of directors at twelve (12).

NOMINEES TO THE BOARD OF DIRECTORS

  The procedure governing nominations for election to the Board of Directors is set forth in Sections 3.19 and 3.20 of the Bylaws, which provide as follows:

  SECTION 3.19. NOMINATIONS FOR ELECTION OF DIRECTORS. Nominations for election of members of the Board of Directors may be made by the Board of Directors (or the nominating committee of the Board of Directors) or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of Directors. Notice of Intention to make any nominations (other than by the Board of Directors or its nominating committee) must be made in writing and be delivered or mailed to the President of the corporation by the later of the close of business: (i) 90 days prior to any meeting of shareholders at which Directors will be elected or (ii) in case of an annual meeting of shareholders, not later than 90 days before the anniversary of the previous year's annual meeting. Such notification must contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee;
  (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address (or business address, if the notifying shareholder is not a natural person) of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominees and by the notifying shareholder and the identities and locations of any such institutions; (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt; and (h) a statement regarding the nominee's compliance with Article Three,
  Section 3.20 of these Bylaws. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by a written consent to such nomination from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the Chairman of the meeting, and upon his instructions, the inspectors of the election shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as a Director between the last day for giving notice in accordance with this paragraph and the date of election of Directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee. A copy of Article Three, Section 3.19 of these Bylaws will be provided to any shareholder upon receipt of a written request thereof, addressed to the President of the corporation.

  SECTION 3.20. QUALIFICATIONS OF DIRECTORS. No person shall be a member of the Board of Directors (a) who is a director, officer, employee, agent, nominee, attorney or other representative for any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, engaged in business or that proposes to engage in business, directly or through any parent company, subsidiary or affiliate, in California or Nevada, or (b) who has, or has been or is the nominee of anyone who has, any contract, arrangement or understanding with any other financial institution, lender or bank holding company, or affiliate or subsidiary thereof, engaged in business or that proposes to engage in business, directly or through any parent company, subsidiary or affiliate, in California or Nevada, or with any officer, director, employee, agent, nominee, attorney or other representative thereof, pursuant to which he or she will disclose or in any way utilize information obtained as a director for purposes other than for the benefit of this corporation or that he or she will, directly or indirectly, attempt to effect or encourage any action of this corporation for the benefit of any person or entity other than this corporation, or (c) who has not owned at least $1,000 fair market value of the corporation's Common Stock for at least 90 days prior to the date of his or her election as a director.

  Subparagraph (c) shall not apply to an individual hired by the corporation's Board of Directors to be President and Chief Executive Officer of this corporation until such time as that individual has been employed by the corporation for a period of two years.

  The Board of Directors of this corporation or a committee thereof, shall make the determination whether any person who seeks to become a director complies with the provisions of this Section 3.20.

  Each of management's nominees to the Board of Directors of the Company has served as a director of the Company and its subsidiary CivicBank of Commerce (Bank") since 1984 except Herbert C. Foster, who was appointed in March, 1993, and Wayne S. Doiguchi. If appointed, Mr. Doiguchi's election will become effective on May 27, 1998 when the required holding period for ownership of Civic BanCorp stock is satisfied, as stated in the Bylaws.

  The 12 persons named below will be nominated for election as directors to serve until the next Annual Meeting and until their successors are duly elected and qualified. Votes by the Company's proxy holders will be cast in such a way as to effect the election of all nominees or as many as possible under the rules of cumulative voting. If any nominee should become unable or unwilling to serve as a director, the proxies will be voted for such substitute nominees as shall be designated by the Board of Directors. The Board presently has no knowledge that any of the nominees will be unable or unwilling to serve. There are no family relationships among any of the nominees for director or any of the executive officers of the Company.

  The following list of directors provides information with respect to each person nominated and recommended to be elected by the current Board of Directors of the Company. Reference is made to the section "Security Ownership of Management" for information pertaining to stock ownership of the nominees.

                      DIRECTOR
       NAME       AGE  SINCE           BUSINESS EXPERIENCE DURING PAST FIVE YEARS
       ----       --- --------         ------------------------------------------
 David L. Cutter  69    1984   Former Chairman of Cutter Laboratories, Inc.; Director of
                               CHAD Therapeutics, Inc.; member of American Institute of
                               Certified Public Accountants.
 Edward G. Mein   68    1984   Owner of Mein Investment Co., a real estate management,
                               development and lending company.
 Edward G. Roach  59    1984   President of ER Development, a real estate development
                               firm.
 Paul R. Handlery 77    1984   Chairman and Chief Executive Officer of Handlery Hotels,
                               Inc. of San Francisco, California, a hotel, real estate
                               and investment management firm.
 James C. Johnson 64    1984   President of JAE Properties, Inc., a real estate broker,
                               property manager, developer and syndicator.
 Dale D. Reed     66    1984   Chairman and Chief Executive Officer of Buran & Reed,
                               Inc., a diversified investment company; member of the San
                               Leandro Planning Commission, and a past president and
                               current trustee of the San Leandro Scholarship
                               Foundation; director of Goodwill Industries of East Bay;
                               chairman of the San Leandro Industrial Roundtable.

                       DIRECTOR
       NAME        AGE   SINCE          BUSINESS EXPERIENCE DURING PAST FIVE YEARS
       ----        --- ---------        ------------------------------------------
 Barclay Simpson   76  1984      Chairman of Simpson Manufacturing Co., Inc., a
                                 manufacturer of construction products; owner of Barclay
                                 Simpson Fine Arts Gallery in Lafayette; director of
                                 Calendar-Robinson Insurance Co. San Francisco; former
                                 director and president of the Bay Area Rapid Transit
                                 District (BART); trustee of the California College of
                                 Arts and Crafts and the University Art Museum,
                                 Berkeley.
 C. Donald Carr    66  1984      Chairman of the Company since July, 1995; owner of the
                                 Carr Company, a real estate brokerage and development
                                 business.
 Herbert C. Foster 58  1993      President and Chief Executive Officer of the Company
                                 and Chairman and Chief Executive Officer of the Bank
                                 since March, 1993; President and Chief Executive
                                 Officer of Pacific Bay Bank, San Pablo, CA during 1992
                                 and President of University National Bank & Trust
                                 Company, Palo Alto, CA from 1983 to 1991.
 John W. Glenn     69  1984      Founder, consultant, and retired CEO of John W. Glenn
                                 Adjustors and Administrators, Inc.; former director and
                                 president of San Francisco Bay Area Rapid Transit
                                 District (BART); member President's Council, Southeast
                                 Missouri State University; past president of East Bay
                                 Claims Association; past president of California
                                 Association of Independent Insurance Adjusters.
 Paul C. Kepler    54  1984      President of The Kepler Co., a private investment firm;
                                 former Chief Executive Officer of LINC Capital
                                 Corporation, an equipment leasing and real estate
                                 financing company from 1986 to 1993; owner of the
                                 Seascape Sports Club; director of the United States
                                 Tennis Association (USTA) - Northern California
                                 Section.
 Wayne S. Doiguchi 48  (nominee) President and CEO of Park Investment Company, a venture capital company since 1993; former chief credit officer
                                 from January 1990 to December 1992 and acting president
                                 and CEO from December 1992 to June 1993 of American
                                 Bank and Trust, San Jose, which was placed in
                                 receivership by the FDIC in June 1993 and eventually
                                 liquidated; President of Japanese American Chamber of
                                 Commerce; Board of Trustees, Yu-Ai-Kai, Community
                                 Senior Service; Board of Directors, Community Youth
                                 Service.

  The enclosed proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxy holders to vote for a substitute, to be designated by the present Board of Directors. In the event that additional persons are nominated as directors, the proxy holders intend to vote all the proxies received by them in such manner in accordance with cumulative voting as will assure the election of as many of the nominees listed above as possible and, in that event, the specific nominees to be voted for will be determined by the proxy holders in their sole discretion. If he is elected, Mr. Doiguchi may not assume the duties of a director until May 27, 1998, the date on which he will have satisfied the share ownership holding period requirement for directors. The Board expects to confirm his appointment at that time.

CERTAIN COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors of the Company has an Audit Committee, composed of John W. Glenn (Chairman), David L. Cutter, Paul R. Handlery and James C. Johnson. The Audit Committee met eight times in 1997 for the purpose of reviewing overall operations of the Company. As part of its duties, the Audit Committee examines the results of the financial statements and reports prepared by the Company's independent auditors and makes recommendations thereon to the Board of Directors.

  The Board of Directors of the Company has a Personnel Committee whose members in 1997 were Barclay Simpson (Chairman), David L. Cutter, James C. Johnson, and Paul C. Kepler. The Personnel Committee met five times in 1997 to consider the hiring and compensation of officers and employees of the Company and the Bank. The Personnel Committee acted as Stock Option Committee under the Stock Option Plan and in this capacity granted stock options under the Stock Option Plan to officers and other employees. The Personnel Committee also functions as the compensation committee and as the nominating committee in connection with the election of directors. The Personnel Committee will consider nominees recommended by shareholders if such recommendations are accompanied by a complete biographical and financial statement of the nominee in such form as the Personnel Committee shall require and, for a recommendation made in connection with an annual meeting of shareholders, the recommendation is submitted by November 30 of the preceding year.

  The Board of Directors of the Bank has an Audit Committee and Personnel Committee. These committees consist of the same members as indicated above for the Company and met the same number of times. Each committee had duties at the Bank level similar to those for committees of the Company.

  In addition, the Board of Directors of the Bank has a Directors' Loan Committee composed of Dale D. Reed (Chairman), C. Donald Carr, Herbert C. Foster, Paul R. Handlery, Edward G. Mein, Paul C. Kepler and Edward G. Roach. This committee met twenty-three times in 1997. The function of the Directors' Loan Committee is to review certain loans and recommend ratification, when appropriate, to the Board of Directors, and in certain cases to review and approve or disapprove loan applications when the amount requested is above certain thresholds or the applicant is affiliated with the Company or the Bank. The members of the Directors' Loan Committee also serve as the members of the Risk Management Committee. The Risk Management Committee met twelve times in 1997 and is responsible for monitoring the Bank's investment activities and the overall interest rate risk profile.

  Neither the Company nor the Bank has a separate compensation committee or nominating committee; the Personnel Committee of each serves these functions.

MEETINGS OF THE BOARD OF DIRECTORS

  The Board of Directors of the Bank met in 1997 in regular meetings for a total of nine meetings. The Board of Directors of the Company held nine regular meetings during 1997. No nominee for director, while serving as a director of the Bank and the Company during 1997, attended fewer than 75% of the total number of meetings of the Board and of the committees of which he was a member.

DIRECTOR FEES

  In 1997 the Bank paid fees to non-employee directors for their services as directors. The payment schedule provides for non-employee directors to be paid a quarterly retainer of $2,500 with the Chairman to receive $3,000 per quarter. Additionally, $750 per quarter will be paid to each director if the Company achieves the business plan. Chairmen of the Audit, Loan and Personnel Committees were paid an additional $350 per committee meeting attended. Committee members were paid $250 per meeting attended. Directors who were executive officers were not paid director fees in 1997. Total director fees paid in 1997 were $134,500.

EXECUTIVE OFFICERS

  The following are the names of the principal executive officers of the Company and the Bank and certain information concerning each of them:

         NAME AND AGE           BUSINESS EXPERIENCE DURING PAST FIVE YEARS
         ------------           ------------------------------------------
 Herbert C. Foster, 58... President and Chief Executive Officer of the Company
                          and Chairman and Chief Executive Officer of the Bank
                          since March, 1993; President and Chief Executive
                          Officer of Pacific Bay Bank, San Pablo, CA during
                          1992 and President of University National Bank &
                          Trust Company, Palo Alto, CA from 1983 to 1991.
 John E. Lindstedt, 64... President of the Bank since February, 1994; formerly with Wells Fargo Bank, N.A., San Francisco since
                          1965; Executive Vice President in capacity of senior
                          loan officer of Corporate Banking Group from 1988 to
                          1994.
 Paul A. Grossberg, 47... Executive Vice President of the Bank since 1994,
                          Senior Vice President, Branch Office Administrator of
                          the Bank since 1991, Vice President of the Bank since
                          1985.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth the number of the Company's common shares owned, as of March 10, 1998, by the present directors who are also among management's nominees for reelection, by the sole nominee who is not currently a director, by executive officers and by the directors, nominees and officers of the Company as a group:

                   SHARES OF COMMON STOCK BENEFICIALLY OWNED

                                                                    PERCENT OF
                 NAME OF BENEFICIAL OWNER            NUMBER (1)       CLASS
                 ------------------------            ----------     ----------
      C. Donald Carr................................   731,079(2)     15.08%
      David L. Cutter...............................    20,737(3)       .43
      Wayne S. Doiguchi (nominee)...................        --          .00
      Herbert C. Foster.............................   144,602(4)      2.98
      John W. Glenn.................................    34,340(5)       .71
      Paul A. Grossberg.............................    43,053(6)       .89
      Paul R. Handlery..............................   370,242(7)      7.64
      James C. Johnson..............................    33,556(8)       .69
      Paul C. Kepler................................    32,844(9)       .68
      John E. Lindstedt.............................    74,382(10)     1.53
      Edward G. Mein................................    68,369(11)     1.41
      Dale D. Reed..................................    56,231(12)     1.16
      Edward G. Roach...............................    29,030(13)      .60
      Barclay Simpson                                   86,219(14)     1.78
      All directors, nominees and officers as a
       group (15 persons)                            1,741,081        35.91%

(1) Includes all shares beneficially owned, whether directly or indirectly, individually or together with associates. Includes any shares owned, whether jointly or as community property with a spouse and any shares of which beneficial ownership may be acquired within 60 days of March 10, 1998 by the exercise of stock options.
(2) Includes 723,729 shares held by Mr. Carr jointly with his spouse and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(3) Includes 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(4) Includes 93,450 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(5) Includes 26,990 shares held by Mr. Glenn jointly with his spouse, 3,889 shares held in trust, John W. Glenn, Trustee, and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(6) Includes 27,967 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(7) Includes 272,225 shares held by Handlery Hotels, Inc. and 1,500 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(8) Includes 26,206 shares held by Mr. Johnson jointly with his spouse, 2,925 shares held by his spouse of which 151 are held by her as custodian under the California Uniform Gift to Minors Act, and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(9) Includes 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(10) Includes 28,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(11) Includes 61,019 shares held by Mr. Mein jointly with his spouse and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(12) Includes 28,942 shares held by Mr. Reed jointly with his spouse and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(13) Includes 6,379 shares held in trust, Edward G. Roach, Trustee and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.
(14) Includes 78,869 shares held by Mr. Simpson jointly with his spouse and 7,350 shares which may be owned within 60 days of March 10, 1998 by the exercise of stock options.

CHANGE IN CONTROL

  Management is not aware of any arrangements, including the pledge by any person of shares of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

EXECUTIVE COMPENSATION

  The following table sets forth the compensation of the named executive officers for each of the Company's last three fiscal years whose total annual cash compensation exceeded $100,000.

                          SUMMARY COMPENSATION TABLE

                             ANNUAL COMPENSATION      LONG TERM
   NAME AND PRINCIPAL    --------------------------- COMPENSATION    ALL OTHER
        POSITION         YEAR   SALARY    BONUS (1)    OPTIONS    COMPENSATION (2)
   ------------------    ---- ----------- ---------- ------------ ----------------
Herbert C. Foster....... 1997 $190,000.00 $94,000.00 21,000 shs.    $122,718.52
 President and Chief     1996  190,000.00  71,014.00 None             17,486.96
  Executive Officer
 of the Company and      1995  190,000.00  22,042.00 None              7,661.70
 Chairman and
 Chief Executive Officer
 of the Bank
John M. Lindstedt....... 1997  160,000.00  51,700.00 10,500 shs.      22,340.80
 President of the Bank   1996  160,000.00  35,507.00 None              9,183.40
                         1995  160,000.00  11,021.00 None              6,078.10
Paul A. Grossberg....... 1997  103,000.00  42,300.00 10,500 shs.      14,562.88
 Executive Vice          1996  103,000.00  35,507.00 None              5,771.60
  President
 of the Bank             1995  103,000.00  11,021.00 2,625 shs.        5,643.70

--------
(1) Represents cash bonus in year earned.
(2) Represents Company contributions to the Profit Sharing Retirement Plan, Company matching contributions under the 401(k) Plan, imputed value of life insurance premiums paid by the Company, and for Mr. Foster, the expense in 1997 associated with a deferred compensation plan of $101,198.52.

  The Company pays the cost of premiums on life insurance policies insuring all employees, including executive officers, in amounts approximating two times their annual salaries. The policies are payable to the officers' designated beneficiaries. A portion of the premium paid by the Bank is imputed as income for tax purposes for the executive officers. Such amounts are included in the compensation table above.

  Pursuant to a deferred compensation agreement dated December 1, 1996 between Mr. Foster and the Bank, Mr. Foster is entitled to salary continuation benefits of $100,000 per year for 15 years commencing at retirement or if there is a change in control as defined within the agreement. The benefit vests at the rate of 20% per year commencing after the fifth through ninth years unless there is a change in control at which time the benefit is 100% vested.

Messrs. Foster, Lindstedt and Grossberg receive automobile allowances in connection with the performance of their duties. Mr. Foster also has a club membership paid by the Bank in connection with the performance of his duties. Management is unable to determine, without unreasonable effort and expense, the extent or value of the personal benefit, if any, which might be derived from these payments, and the value of any such benefits is not included in the amounts set forth above. It is management's opinion that such benefits have not been material in amount and did not exceed 10% of salary and bonus for Mr. Foster.

               AGGREGATED OPTIONS/EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTIONS VALUES

        (A)              (B)          (C)          (D)              (E)
                                                                 VALUE OF
                                                NUMBER OF       UNEXERCISED
                                               UNEXERCISED     IN-THE-MONEY
                                               OPTIONS AT       OPTIONS AT
                                                12-31-97         12-31-97
                                              ------------- -------------------
                       SHARES
                    ACQUIRED ON     VALUE     EXERCISABLE/     EXERCISABLE/
       NAME         EXERCISE (#) REALIZED ($) UNEXERCISABLE    UNEXERCISABLE
       ----         ------------ ------------ ------------- -------------------
Herbert C. Foster..     None          None    93,450/32,550 $1,275,524/$366,475
John E. Lindstedt..     None          None    28,350/ 8,400     373,825/ 72,803
Paul A. Grossberg..    2,179       $14,633    27,966/13,650    377,152/ 146,425

INCENTIVE RESERVE/BONUS PLAN

  The Bank has an Incentive Reserve/Bonus Plan for its vice presidents and higher ranking officers (16 persons as of December 31, 1997), including Messrs. Foster, Lindstedt and Grossberg. The Bank paid bonuses of $358,375 under this plan for 1997.

PROFIT SHARING RETIREMENT PLAN

  The Board of Directors of the Bank has adopted a Profit Sharing Retirement Plan ("PSRP") available to all employees. The PSRP is intended to provide a tax-deferred compensation and savings vehicle to its participants, and has been ruled by the Internal Revenue Service to comply with requirements for the deductibility of contributions for tax purposes. The PSRP provides for three types of contributions: voluntary contributions by employees; partial matching contributions on a percentage basis determined by the Bank (set at 50% for 1997); and profit-sharing contributions by the Bank at the discretion of its Board of Directors based on earnings of the Bank. The Board did allocate a profit sharing contribution of 3.00% of base compensation to the PSRP for 1997.

  Employee contributions are fully vested at all times. Employees become vested in profit-sharing contributions and Bank matching contributions at a rate of 20% per year beginning two years after employment. Contributions are paid to a trustee which receives and pays funds, safeguards and values trust assets, invests trust funds and carries out the directions of the Administrative Committee. The trustee under the PSRP is Wells Fargo Bank. The Administrative Committee consists of members appointed by the Board of Directors and acts as administrator of the PSRP. The committee may retain an investment manager or other advisors as it considers necessary to discharge its duties.

  The trustees and the Administrative Committee are subject to fiduciary duties imposed on them by the Employee Retirement Income Security Act of 1974 (ERISA) and the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA). Participants may begin receiving benefits under the PSRP upon reaching age 59-1/2, or earlier upon a showing of hardship. A participant may elect to receive benefits in a lump sum, in installments, as an annuity providing for guaranteed income for a period certain or in any combination of the foregoing methods.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

  The Bank has had in the ordinary course of business, and expects to have in the future, banking transactions with certain of its directors, officers, shareholders, and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders. In the opinion of management, such transactions involving loans have been and will be entered into with such persons in accordance with applicable laws and
(1) in the ordinary course of business (2) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (3) on terms not involving more than the normal risk or collectability or presenting other unfavorable features. For additional reference see Note 11 to the Consolidated Financial Statements for the year ended December 31, 1997 attached to and a part of Civic BanCorp Form 10-K for fiscal year ended December 31, 1997, and included in the Company's Annual Report to Shareholders.

COMPENSATION COMMITTEE REPORT

  The Compensation Committee in accordance with applicable requirements has provided the following report to the Board of Directors of the Company.

                       REPORT ON EXECUTIVE COMPENSATION
             BY THE PERSONNEL COMMITTEE OF THE BOARD OF DIRECTORS

  The Report of the Personnel Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information contained in the report by reference, and shall not otherwise be deemed filed under such acts.

  The Company's executive compensation is determined by the Personnel Committee of the Board of Directors. The Committee usually meets a minimum of three times per year. Salaries are reviewed and determined at the Committee meeting in February. Any increases are approved by the Board of Directors and are effective March 1. Incentive bonus awards are also reviewed and determined at the same meeting. Stock options are generally awarded in February subsequent to the receipt of audited financial statements for the prior fiscal year. Compensation for a newly-hired executive may be established by the Committee at a special meeting.

  The compensation policy of the Company is designed to attract and retain highly qualified personnel and to provide meaningful incentives for measurable performance. The components of executive compensation include base salary, an incentive bonus plan, non-plan bonuses and stock options.

  The Company's general compensation strategy for executive officers including the Chief Executive Officer, is to pay annual and long term compensation which is competitive with other executives compensation of peer group companies, adjusted for the Company's financial condition and performance relative to that peer group. In determining compensation levels, the Company obtains salary survey information regarding executive salary levels for comparable companies through many sources, including banking industry associates and independent compensation consultants. Additionally, the Company ties incentive compensation levels to the financial performance goals of the Company, and specifically return on assets.

  The Company has an annual incentive bonus plan for executives based on achieving certain financial performance goals, primarily the return on assets, which are established by the Personnel Committee and approved by the Board of Directors as part of the annual budgeting process. Other criteria used to determine incentive awards include asset quality and earnings results. The Board also considers professional experience and past and potential future contributions to the Company. Each executive's percentage of an incentive bonus pool is determined at the beginning of the year by the Personnel Committee and is payable subject to satisfactory performance and contingent on approval of the Board of Directors after the calendar year is complete. The maximum amount any executive can earn from the incentive bonus plan is equal to or less than 100% of the executive's base salary.

  In 1995, 1996 and 1997, based upon the Company's return on assets, incentive plan bonuses were paid for those years. The size of the bonus pool is directly tied to improvements in the Company's return on assets capping at a 1.60 ROA.

  The total cash compensation including cash bonuses paid to the Company's executive officers for 1995, 1996 and 1997 ranked just below average for the total cash compensation paid to executive officers for banks in our asset size in California.

  Executive officers are permitted to participate in other Company and Bank employee benefit plans including the Bank's 401(k) Savings Plan.

  Long term incentive awards consisting of stock options are considered to be a substantial portion of the compensation package of the executive officers and provide incentive to increase shareholder value. In 1995, Mr. Grossberg was awarded stock options. There were no stock option awarded in 1996. In 1997, stock options were awarded to Messrs. Foster, Lindstedt and Grossberg.

                                          Barclay Simpson, Chairman
                                          Paul C. Kepler
                                          David L. Cutter
                                          James C. Johnson

PERSONNEL COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No member of the Personnel Committee is a former or current officer or employee of the Company or its subsidiaries.

PERFORMANCE GRAPH

  The following graph compares the stock performance of the Company to the performance of a specific industry index, the SNL Securities L.P. Northern California (greater than sign) $1 Billion Independent Bank Proxy and to the Standard & Poor's 500 index over the past five calendar year period.

                                                                       Period Ending
                                ----------------------------------------------------------------------------------------
Index                           12/31/92        12/31/93        12/31/94        12/31/95        12/31/96        12/31/97
-------------------------------------------------------------------------------------------------------------------------
Civic BanCorp                   100.00           93.48            95.65         130.44          176.27          356.10
S&P 500                         100.00          110.08           111.53         153.44          188.52          251.44
(greater than sign) Indepen-
  dent Western Banks            100.00          128.54           121.70         168.48          248.78          442.97

                               2. PROPOSAL TWO:
                       INCREASE IN THE NUMBER OF SHARES
                     AVAILABLE FOR GRANTS OF STOCK OPTIONS

SUMMARY OF PROPOSAL:

  Proposal Two provides for an amendment to the Company's stock option plan to increase the authorized number of shares of common stock for which options may be granted by 250,000, from 682,500 at present to 932,500 shares.

  In 1994, the Board of Directors adopted the 1994 Civic BanCorp Stock Option Plan (the "1994 Plan"). The 1994 Plan was approved by the Company's shareholders at the 1995 annual meeting. In 1995, the Board of Directors approved the 1995 Non-Employee Director Stock Option Plan (the "1995 Plan") which reserved stock options from the 1994 Civic BanCorp Stock Option Plan for issuance to non-employee directors. The 1995 Plan was approved by Company's shareholders at the 1996 annual meeting. The purposes of these Plans are to encourage stock ownership by employees and directors, to enable the Company to attract and retain highly qualified personnel and directors, and to promote the long term success of the Company and the enhancement of shareholder value.

  The 1994 Plan authorizes the Bank to grant options that qualify as incentive stock options ("ISO") under the Internal Revenue Code of 1986 and nonqualified stock options ("NSO") to key employees of the Bank. Non-employee directors are only eligible to receive NSO's under the 1995 Plan.

  The Plan set aside 682,500 authorized but unissued shares of the Bank's Common Stock ("Shares") for grant at an amount per share that approximates the fair market value of the Company's common stock on the date the option was granted. As of March 2, 1998, the last reported sale price for the Company's common stock was at $18.50 per share. All options expire no later than ten years from the date of grant. To the extent that the aggregate fair market value of stock with respect to ISO's exercisable by any individual during any calendar year exceeds $100,000, such excess options shall be treated as NSO's. The Personnel Committee which is appointed by the Board administers the Plan.

  Neither the optionee or the Company will incur any Federal tax consequences as a result of the grant of an option. The optionee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Bank will receive no deduction when an ISO is exercised. Upon exercising an NSO, the optionee generally must recognize ordinary income equal to the "spread" between the exercise price and the fair market value of the Company's common stock on the date of exercise. The Company will be entitled to a business expense deduction for the same amount. The tax treatment of a disposition of option shares acquired under the 1994 or 1995 Plan depends on how long the shares have been held and whether such shares were acquired by exercising an ISO or NSO. The Company will not be entitled to a tax deduction in connection with a disposition of option shares, except in the case of a disposition of shares acquired under an ISO before the applicable ISO holding period has been satisfied.

  As of the date of this Proxy Statement, options to purchase 481,740 shares have been granted by the Board of Directors, options to purchase an additional 157,796 shares have been exercised by option holders, and 42,000 shares have been reserved for issue to non-employee directors in accordance with the 1995 Plan, leaving 964 shares of the original 682,500 shares, as adjusted for stock dividends, available for future grant under the 1994 Plan. The Board of Directors is seeking shareholder approval to increase the number of options authorized in the Plan in order to ensure that sufficient options will be available to adequately compensate the Company's employees and directors as the Company expands its business and adds additional employees. The Board therefore requests that shareholders authorize the issuance of an additional 250,000 options, which would bring the number of options available under the Plan to 932,500 of which 250,964 (plus any currently outstanding options that expire or are otherwise terminated without being exercised) would be available for grant in the future. Proposal Two, if adopted would not increase the number of shares for which options could be granted under the 1995 Plan. The Board of Directors has not designated the persons to whom options will be granted or determined the number of options that will be granted to any individual or group of individuals in the event this proposal is approved by the Company's shareholders. The 481,740 options now outstanding under the Plan are equal to 10.4% of the total number of shares currently outstanding. If the proposal is approved, the number of options outstanding or available under the Plan would be increased to 732,704 which would equal 15.8% of the Company's outstanding shares.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL TWO.

                              3. PROPOSAL THREE:
                   RATIFICATION OF SELECTION OF INDEPENDENT
                              PUBLIC ACCOUNTANTS

  KPMG Peat Marwick LLP has served as the Company's independent certified public accountants since 1994. The Company engaged KPMG Peat Marwick LLP as its independent public accountants by letter dated June 14, 1994 between KPMG Peat Marwick LLP and the Audit Committee of the Board of Directors. The Company, has had no disagreements with its accountants with respect to accounting principles or practices of financial statement disclosure.

  At the 1998 Annual Meeting of Shareholders the following resolution will be subject to ratification by a simple majority vote of shares represented at the meeting:

  RESOLVED, that the selection of KPMG Peat Marwick LLP as the independent certified public accountants of Civic BanCorp and its subsidiary, CivicBank of Commerce, for the fiscal year ending December 31, 1998 is hereby ratified.

  If ratification is not achieved, the selection of an independent certified public accountant will be reconsidered and made by the Board of Directors. Even if selection is ratified, the Board of Directors reserves the right and, in its discretion, may direct the appointment of any other independent certified public accounting firm at any time if the Board decides that such a change would be in the best interests of the Company and its shareholders.

  The services provided by KPMG Peat Marwick LLP include the examination and reporting of the financial status of the Company and Bank. These services have been furnished at customary rates and terms. There are no existing direct or indirect agreements or understandings that fix a limit on current or future fees for these audit services.

  A representative of KPMG Peat Marwick LLP is expected to attend the 1998 Annual Meeting of Shareholders with the opportunity to make a statement, if desired, and is expected to be available to respond to shareholders' inquiries.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL THREE.

                               4. OTHER BUSINESS

  If any other matters come before the meeting, not referred to in this Proxy Statement, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting and, as of the date of the preparation of this Proxy Statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.

  ADDITIONAL INFORMATION AND DOCUMENTS INCORPORATED BY REFERENCE.

  Each shareholder has received the Company's 1997 Form 10-K as filed with the Securities and Exchange Commission containing financial statements, including the report of its independent public accountants.

--------------------------------------------------------------------------------


PROXY

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                CIVIC BANCORP

    PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 1998

     The undersigned hereby appoints Paul R. Handlery, Edward G. Roach and C. Donald Carr, and each of them, Proxies, with the full power of substitution to vote all of the stock of the undersigned at the Annual Meeting of Shareholders of Civic BanCorp to be held on Thursday, May 7, 1998 at 4:00 p.m. at 2101 Webster Street, 1st floor, Oakland, California, and at any adjournment thereof, in the manner indicated and in their discretion on any other business which may properly come before said meeting, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for said meeting, receipt of which is hereby acknowledged. The share represented by this Proxy shall be voted as specified below.

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)


--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE.

This proxy will be voted as directed. In the absence of contrary directions, this proxy will be voted FOR the election of the directors listed above and FOR proposals 2, 3 and 4.

     Please mark
       votes
[ X ] as this


1.   ELECTION OF DIRECTORS:

       FOR the             WITHHOLD
    election as         authority (as to
   Director of all       all nominees)
     nominees.           listed below
       [   ]                [   ]

Instruction: To withhold authority to vote for any individual nominee(s), strike a line through that nominee's name in the list below:

C. Donald Carr, David L. Cutler, Wayne S. Doiguchi, Herbert C. Foster, John W. Glenn, Paul R. Handlery, James C. Johnson, Paul C. Kepler, Edward G. Mein, Dale
D. Reed, Edward G. Roach and Barclay Simpson.

2. Ratification and approval of proposal to amend the 1994 Stock Option Plan to increase the number of shares available for grants of stock options.

       FOR            AGAINST             ABSTAIN
     [     ]          [     ]             [     ]


3. Ratification of selection of KPMG Peat Marwick, LLP as independent accountants for 1998.
                                                          I plan to
                                                          attend the
                                                           meeting
     [     ]          [     ]             [     ]           [   ]


4. OTHER MATTERS: In their discretion, upon such other matters as may properly come before the meeting at this time the Board of Directors is not aware of any other matters that will be presented if no direction is given, this Proxy will be voted for the election of nominees set forth above, for ratification and approval of proposal to amend the 1994 Stock Option Plan to increase the number of shares available for grants of stock options and for the ratification of the selection of KPMG Peat Marwick, LLP.

PLEASE DATE AND RETURN IN
THE ENCLOSED ENVELOPE.


Signature(s)________________________________________________   Date ____________

Please sign exactly as your name appears above. When signing as a custodian for a minor, executor, administrator, attorney, trustee or guardian please give your full title as such.

--------------------------------------------------------------------------------

                           . FOLD AND DETACH HERE .